Exhibit 10.6

LIMITED CONSENT AND
THIRD AMENDMENT TO CREDIT AGREEMENT
THIS LIMITED CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT dated as of March 26, 2018 (this “Agreement”) is entered into among Kansas City Power & Light Company, a Missouri corporation (the “Borrower”), the lenders party hereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (defined below).
RECITALS
WHEREAS, the Borrower, the lenders party thereto and the Administrative Agent entered into that certain Credit Agreement dated as of August 9, 2010 (as amended by that certain First Amendment to Credit Agreement dated as of December 9, 2011, that certain Second Amendment to Credit Agreement dated as of October 17, 2013 and that certain First Extension and Waiver dated as of December 17, 2014, the “Credit Agreement”);
WHEREAS, the Borrower’s parent company, Great Plains Energy Incorporated, a Missouri corporation (“Great Plains”), entered into that certain Amended and Restated Agreement and Plan of Merger dated as of July 9, 2017 (the “Westar Merger Agreement”), by and among Westar Energy, Inc., a Kansas corporation (“Westar”), Great Plains, Monarch Energy Holding, Inc., a Missouri corporation (“Monarch”), and King Energy, Inc., a Kansas corporation (“King”);
WHEREAS, pursuant to the terms of the Westar Merger Agreement, Westar and Great Plains propose to consummate a series of transactions (the “Westar Merger Transactions”) pursuant to which (i) Great Plains will merge with and into Monarch, with Monarch continuing as the surviving corporation, and (ii) Westar will merge with and into King, with Westar continuing as the surviving corporation and as a wholly-owned subsidiary of Monarch;
WHEREAS, the consummation of the Westar Merger Transactions would constitute a Change of Control under the Credit Agreement; and
WHEREAS, the Lenders party hereto have agreed to consent to the consummation of the Westar Merger Transactions and the other transactions contemplated by the Westar Merger Agreement on the terms and subject to the conditions set forth in the Westar Merger Agreement and to amend the Credit Agreement as set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Limited Consent. The Lenders hereby offer their limited consent to the consummation of the Westar Merger Transactions in accordance with the terms of the Westar Merger Agreement until the earliest of the following (each, a “Consent Termination Event”): (i) the day following the “End Date” as defined in the Westar Merger Agreement as of the Effective Date (after giving effect to any extension permitted under the Westar Merger Agreement as of the Effective Date); (ii) the date the Westar Merger Agreement is validly terminated in accordance with its terms; and (iii) the Westar Merger Agreement is amended or modified or a consent or waiver is provided thereunder in any case in a manner that is materially adverse to the interests of the Lenders after the date hereof. Upon the occurrence of any Consent Termination Event, (x) the limited consent set forth herein shall automatically terminate and be of no further force or effect, (y) all rights and remedies with respect to the matters set forth in this Section 1 of the Administrative Agent and the Lenders under the Credit Agreement and any other Loan Document shall, without any further action by any person, automatically be reinstated as if the limited consent set forth in this Section 1 hereof had not become effective and (z) clause (ii) of the definition of “Change of Control” (as amended by this Agreement) shall be deleted and given no further force or effect. This limited consent shall not constitute or be deemed to be a waiver of, consent to or departure from, any other term or provision in the Credit Agreement, which shall continue in full force and effect, nor shall this limited consent constitute a course of dealing among the parties.
2.    Amendments. The Credit Agreement is hereby amended as follows:
(a)    The definition of “Change of Control” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Change of Control” means, (i) prior to the consummation of the Westar Merger, an event or series of events by which:
(A)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of Great Plains or its Subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of thirty-three and one-third percent (33 1/3%) or more of the “voting equity interests” (meaning for this purpose the power under ordinary circumstances to vote for the election of members of the board of directors) of Great Plains; or
(B)    during any period of twelve (12) consecutive months (or such lesser period of time as shall have elapsed since the formation of Great Plains), a majority of the members of the board of directors or other equivalent governing body of Great Plains ceases to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

and (ii) on or after the date of consummation of the Westar Merger, an event or series of events by which:
(A)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of Ultimate Parent or its Subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of thirty-three and one-third percent (33 1/3%) or more of the “voting equity interests” (meaning for this purpose the power under ordinary circumstances to vote for the election of members of the board of directors) of Ultimate Parent; or
(B)    during any period of twelve (12) consecutive months (or such lesser period of time as shall have elapsed since the formation of Ultimate Parent), commencing on the date of consummation of the Westar Merger, a majority of the members of the board of directors or other equivalent governing body of Ultimate Parent ceases to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
(b)    The definition of “Defaulting Lender” in Section 1.1 of the Credit Agreement is hereby amended by adding “or, (iv) become the subject of a Bail-In Action;” immediately prior to the last proviso therein.
(c)    The definition of “Eurodollar Base Rate” in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence after subparagraph (b) therein:
“Notwithstanding the foregoing, in each of clauses (a) and (b), if the Eurodollar Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
(d)    The definition of “Great Plains” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Great Plains” means (i) prior to the consummation of the Westar Merger, Great Plains Energy Incorporated, a Missouri corporation, and (ii) on and at all times following the date of consummation of the Westar Merger, Ultimate Parent.
(e)    The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”
“Westar Merger” means the merger of (i) Great Plains with and into Monarch Energy Holding, Inc., a Missouri corporation, and (ii) Westar Energy, Inc., a Kansas corporation, with and into King Energy, Inc., a Kansas corporation, pursuant to the Westar Merger Agreement.
“Westar Merger Agreement” means that certain Amended and Restated Agreement and Plan of Merger dated as of July 9, 2017, by and among Westar Energy, Inc., a Kansas corporation, Great Plains, Monarch Energy Holding, Inc., a Missouri corporation, and King Energy, Inc., a Kansas corporation.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Ultimate Parent” means Monarch Energy Holding, Inc., a Missouri corporation, or such other name ultimately given to the corporation resulting from the consummation of the merger of Great Plains with and into Monarch Energy Holding, Inc. under the terms of the Westar Merger Agreement.
(f)    Article IX of the Credit Agreement is hereby amended by adding the following Section 9.15:
Section 9.15.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
3.    Conditions Precedent. The limited consent set forth in Section 1 and the amendments set forth in Section 2 shall become effective as of the date (the “Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:
(a)    receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Administrative Agent and the Required Lenders; and
(b)    all fees required to be paid to the Administrative Agent on or before the date hereof shall have been paid.

4.    Miscellaneous.
(a)    The Credit Agreement, and the obligations of the Borrower thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. The Borrower acknowledges and confirms that as of the date hereof the Borrower’s obligation to repay the outstanding principal amount of the Loans and reimburse the Issuers for any drawing on a Letter of Credit is unconditional and not subject to any offsets, defenses or counterclaims. The Administrative Agent, each Lender party hereto and the Borrower acknowledge and confirm that by entering into this Agreement, each party does not waive or release any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or applicable Law or any of the obligations of such party thereunder.
(b)    The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(i)    The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.
(ii)    This Agreement has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(iii)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Agreement.
(iv)    The representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.
(v)    No event has occurred and is continuing which constitutes a Default or an Unmatured Default.
(c)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy or electronic mail shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(d)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(e)    Upon and after the execution of this Agreement by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document.
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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	KANSAS CITY POWER & LIGHT COMPANY,
a Missouri corporation

By: /s/ Lori A. Wright
Name: Lori A. Wright
Title: Vice President - Corporate Planning, Investor Relations and Treasurer

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Administrative Agent

By: /s/ Frederick W. Price
Name: Frederick W. Price
Title: Managing Director

LENDERS:	Bank of America, N.A.,
as a Lender

By: /s/ Jerry Wells
Name: Jerry Wells
Title: Director

LENDERS:	JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Helen D. Davis
Name: Helen D. Davis
Title: Executive Director

LENDERS:	MUFG Union Bank, N.A.,
as a Lender

By: /s/ Cherese Joseph
Name: Cherese Joseph
Title: Vice President

KANSAS CITY POWER & LIGHT COMPANY
LIMITED CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	Barclays Bank PLC,
as a Lender

By: /s/ Jake Lam
Name: Jake Lam
Title: Assistant Vice President

LENDERS:	BNP Paribas,
as a Lender

By: /s/ Theodore Sheen
Name: Theodore Sheen
Title: Director

By: /s/ Karima Omar
Name: Karima Omar
Title: Vice President

LENDERS:	SunTrust Bank,
as a Lender

By: /s/ Yann Pirio
Name: Yann Pirio
Title: Managing Director

LENDERS:	MIZUHO BANK, LTD.,
as a Lender

By: /s/ Nelson Chang
Name: Nelson Chang
Title: Authorized Signatory

LENDERS:	U.S. Bank National Association,
as a Lender

By: /s/ Michael E. Temnick
Name: Michael E. Temnick
Title: Vice President

KANSAS CITY POWER & LIGHT COMPANY
LIMITED CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory

LENDERS:	Keybank National Association
as a Lender

By: /s/ Benjamin C Cooper
Name: Benjamin C Cooper
Title: Vice President

LENDERS:	THE BANK OF NEW YORK MELLON,
as a Lender

By: /s/ Molly C. Homoki
Name: Molly C. Homoki
Title: Vice President

LENDERS:	UMB Bank, n.a.,
as a Lender

By: /s/ Robert P. Elbert
Name: Robert P. Elbert
Title: Senior Vice President

LENDERS:	Commerce Bank,
as a Lender

By: /s/ Aaron M. Siders
Name: Aaron M. Siders
Title: Senior Vice President

LENDERS:	National Cooperative Services Corporation,
as a Lender

By: /s/ Uzma A. Rahman
Name: Uzma A. Rahman
Title: Assistant Secretary - Treasurer

KANSAS CITY POWER & LIGHT COMPANY
LIMITED CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT